Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-268532

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 2, 2022)

APYX MEDICAL CORPORATION

2,762,431 Shares of Common Stock

We are offering 2,762,431 shares of our common stock, par value $0.001 per share (the “Common Stock”) to certain institutional investors, pursuant to this prospectus supplement and the accompanying prospectus. The public offering price of our common stock is $3.62 per share.

The shares of our common stock being offered have been registered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-268532), which was declared effective on December 2, 2022.

Our common stock is listed and trades on the Nasdaq Global Select Market under the symbol “APYX.” The last sale price of our shares of common stock on November 17, 2025 was $4.03 per share.

		Total
	Per Share	Without Over-Allotment Option	With Over Allotment Option
Public offering price	$3.62	$10,000,000	$11,500,001
Underwriting discounts and commissions (1)	$0.22	$600,000	$690,000
Proceeds to us, before expenses	$3.40	$9,400,000	$10,810,001

(1) Includes an underwriting discount equal to 6.0% of the gross proceeds of this offering. This does not include the reimbursement of certain expenses of the underwriter that we have agreed to pay. See “Underwriting” beginning on page S-13 of this prospectus supplement for additional information about the expenses for which we have agreed to reimburse the underwriter in connection with this offering.

We have granted the underwriter an option for a period of 45 days from the date of this prospectus supplement to purchase up to an additional 414,365 shares of our common stock from us at the public offering price, less underwriting discounts and commissions.

The underwriter expects to deliver the shares of common stock to purchasers on or about November 19, 2025.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lucid Capital Markets

Prospectus Supplement dated November 18, 2025.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333-268532) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on November 22, 2022, and was declared effective on December 2, 2022.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

We have not, and the underwriter has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. We and the underwriter are not making an offer of our securities in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk between and among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus, the terms “Apyx Medical,” “Apyx,” the “Company,” “we,” “our” or “us” refer to Apyx Medical Corporation and its wholly-owned subsidiaries.

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CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not statements of historical fact, but instead reflect our current expectations and beliefs about future events, many of which are inherently uncertain and beyond our control. These statements relate to, among other things, our future operations, financial performance, business strategy, and the markets in which we operate, and involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied.

We may, in some cases, use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions to identify forward-looking statements. However, not all forward-looking statements contain these words.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.

Forward-looking statements in this prospectus supplement and the accompanying prospectus are subject to a number of risks and uncertainties, some of which are beyond our control, including, among other things:

●	changes in general economic, business or demographic conditions or trends in the U.S. or throughout the world or changes in the political environment, including changes in GDP, military and trade wars, interest rates, economic recession and inflation;

●	our ability to maintain sufficient liquidity, meet current debt covenants, and preserve working capital in order to maintain operations;

●	our ability to conclude a sufficient number of attractive growth projects, make investments in amounts consistent with our objectives and achieve targeted risk-adjusted returns on any growth project, including the continued commercialization of our Helium Plasma Technology;

●	the regulatory environment, including our ability to gain requisite approval from the U.S. Food and Drug Administration (“FDA”) and other governmental and regulatory bodies;

●	our ability to estimate compliance costs, comply with any changes thereto, rates implemented by regulators, and our relationships and rights under, and contracts with, governmental agencies and authorities;

●	disruptions or other extraordinary or force majeure events and the ability to insure against losses resulting from such disruptions or events, including disruptions caused by global pandemics;

●	sudden or extreme volatility in component prices and availability, including supply chain disruptions;

●	changes in competitive dynamics affecting our business and the medical device industry as a whole including potential impact of Glucagon- like peptide -1 receptor agonists (“GLP-1”) medications used for weight-loss on the industry;

●	technological innovations leading to increased competition in the medical device industry;
●	changes in healthcare policy;

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●	our ability to make alternate arrangements to account for any disruptions or shutdowns that may affect suppliers’ facilities or the operations upon which our business is dependent including technical and mechanical systems;

●	continued aggressive EPA state regulation of Ethylene oxide sterilization (EtO) commercial plants resulting in additional plant closures, leading to a reduced availability of our handpieces, which are commercially sterilized;

●	our ability to implement operating and internal growth strategies;

●	environmental risks, including the impact of climate change and weather conditions;

●	the impact of weather events, including potentially hurricanes, tornadoes and/or seasonal extremes;

●	unplanned outages and/or failures of technical and mechanical systems;

●	existing or potential litigation related to our Helium Plasma Technology and our ability to resolve litigation within insurance limits;

●	cybersecurity breaches impacting critical systems or data; and

●	work interruptions or other labor stoppages.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. We have included important cautionary statements in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in the sections in our periodic reports, including our most recent Annual Report on Form 10-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as supplemented by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, discussing some of the factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we are making, including, but not limited to, research and product development uncertainties, regulatory policies and approval requirements, competition from other similar businesses, and market and general economic factors. It is not possible to predict or identify all risk factors and you should not consider that description under “Risk Factors” to be a complete discussion of all potential risks or uncertainties that could cause actual results to differ.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus may not occur. These forward-looking statements are made as of the date of this prospectus supplement. Neither we nor the underwriter undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, consult further disclosures we may make in future filings with the Securities and Exchange Commission. Past performance is not an indicator of future results.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors.”

Overview

Apyx Medical Corporation is a surgical aesthetics company with a passion for elevating people’s lives through innovative products, including our Helium Plasma Technology products marketed and sold as Renuvion® and now the AYON Body Contouring SystemTM in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Our primary focus is on the cosmetic surgery market where Renuvion offers plastic surgeons, facial plastic surgeons and cosmetic physicians a unique ability to provide controlled heat to the tissue to achieve their desired results. We also leverage our deep expertise and decades of experience in unique waveforms through original equipment manufacturing (“OEM”) agreements with other medical device manufacturers.

Recent Developments

GLP-1s, such as Mounjaro®, Wegovy® and Ozempic®, are prescribed for the treatment of diabetes and/or weight loss in combination with exercise to improve glycemic control. GLP-1’s have also been found to mimic the GLP-1 satiety hormone in our bodies. When one eats, GLP-1 is released in the small intestines regulating blood sugar and sending signals to the brain centers that control appetite. Studies have shown patients taking GLP-1’s have experienced a loss of body weight. Currently, three GLP-1’s are cleared by the FDA for weight loss, but we anticipate a number of additional drug candidates will be cleared as well as, oral versions of these injectable medications.

We believe the increased use of GLP-1s had an initial negative impact on the revenue for plastic and cosmetic surgeons and created uncertainty in the aesthetic space. However, we believe, that the use of these drugs will have a ripple effect which will drive people towards plastic surgery and may provide a tailwind for sales of our Renuvion products. Rapid weight loss caused by these drugs can contribute to loose skin. To address this, the cosmetic surgery market focuses on body contouring. Body contouring is a customizable treatment for patients to target specific fat deposits, engage in the transfer of fat, and treatments to address loose or lax skin. Renuvion is the only FDA approved device for the treatment of this issue post liposuction. Additionally, Renuvion may be used to treat skin laxity without the use of liposuction, potentially increasing the total available market for our products. On May 13, 2025, we announced that we had received 510(k) clearance from the FDA for the AYON Body Contouring System™ (“AYON”). We completed the soft launch of AYON, leveraging its relationships with key surgeons in critical geographies. Additionally, we commenced the commercial launch of AYON in September 2025.

The initial 510(k) clearance for AYON covers a wide variety of aesthetic treatments, including Renuvion to address loose and lax skin, ultrasound-assisted liposuction, electrosurgery to support procedures requiring removal of excess tissue and closed loop contouring among others. On October 13, 2025, we announced that we had submitted the 510(k) premarket notification to the FDA for the label expansion of AYON to include power liposuction.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as described under the caption “Incorporation of Certain Documents by Reference” on page S-15 of this prospectus supplement.

Corporate Information

Apyx Medical Corporation was incorporated in 1982, under the laws of the State of Delaware and has its principal executive office at 5115 Ulmerton Road, Clearwater, FL 33760. Our telephone number is (727) 384-2323. We maintain a website at www.apyxmedical.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus supplement and the accompanying prospectus. We have included our website address in this prospectus supplement as an inactive textual reference only and not as an active hyperlink.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies, including certain of the reduced disclosure obligations in the registration statement of which this prospectus supplement is a part. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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THE OFFERING

Common Stock offered in the offering	2,762,431 shares of our Common Stock.

Option to purchase additional shares	We have granted the underwriter an option to purchase up to 414,365 additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 45 days from the date of this Prospectus Supplement.

Common Stock outstanding before the Offering (1)	38,251,823 shares of common stock.

Common Stock to be outstanding after the Offering (1)	41,014,254 shares (or 41,428,619 if the underwriter’s option to purchase additional shares of our common stock is exercised in full)

Use of Proceeds	We estimate the net proceeds to us from this offering will be approximately $9,000,000, after deducting the estimated offering expenses payable by us. We currently intend to use the net proceeds from the sale of securities offered by this prospectus supplement for working capital and other general corporate purposes, including expanding our sales and marketing, capital expenditures, acquisitions of complementary businesses, products, or technologies and repaying indebtedness we may incur from time to time. See “Use of Proceeds” on page S-9.

Risk Factors	Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully read this prospectus supplement in its entirety and carefully consider the risks and uncertainties described in “Risk Factors” beginning on page S-7 of this prospectus supplement, beginning on page 14 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such risk factors may be amended, updated or modified periodically in our reports filed with the SEC, and the financial data and related notes and the reports incorporated by reference herein and therein.

Nasdaq Global Select Market Symbol	“APYX”.

(1)	The number of shares of common stock to be outstanding immediately after this offering is based on 38,251,823 shares of our common stock outstanding as of November 17, 2025 and excludes the following securities outstanding as of that date:

●	34,000 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $4.98 per share, under our 2012 Share Incentive Plan;

●	1,136,680 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $3.96 per share, under our 2015 Executive and Employee Stock Option Plan

●	2,541,762 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $4.89 per share, under our 2017 Executive and Employee Stock Option Plan;

●	279,667 shares of common stock unissued and reserved under our 2017 Executive and Employee Stock Option Plan;

●	1,674,854 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $7.49 per share, under our 2019 Share Incentive Plan;

●	291,813 shares of common stock unissued and reserved under our 2019 Share Incentive Plan;

●	983,994 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $2.56 per share, under our 2021 Share Incentive Plan;

●	314,882 shares of common stock unissued and reserved under our 2021 Share Incentive Plan;

●	1,149,526 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $1.88 per share, under our 2023 Share Incentive Plan;

●	445,382 shares of common stock unissued and reserved under our 2023 Share Incentive Plan;

●	100,000 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $1.85 per share;

●	1,500,000 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $2.59 per share; and

●	2,679,802 shares of common stock issuable upon exercise of Pre-Funded Warrants, with an exercise price of $0.001 per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents incorporated by reference to our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before investing in our securities. If any of these risks materialize, our business, financial condition or results of operations could be materially and adversely impacted. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use such proceeds effectively.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess the manner in which the net proceeds are used. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of your investment and the failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities or as otherwise provided in our investment policies in effect from time to time and those investments may not yield a favorable return to our stockholders.

If you purchase securities sold in this offering, you will incur immediate dilution.

Since the price per share of our common stock being offered is higher than the as adjusted net tangible book value per share of our common stock after giving effect to this offering, you will suffer dilution with respect to the as adjusted net tangible book value of the shares of common stock you purchase in this offering. Based on an offering price of $3.62 per share and our as adjusted net tangible book value as of September 30, 2025, if you purchase shares in this offering, you will suffer immediate dilution of $3.25 per share with respect to the net tangible book value of the common stock. You may experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, exercise of outstanding warrants and when we otherwise issue additional shares of our common stock. For more information, see “Dilution.”

The market price of our stock has been and may continue to be highly volatile.

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “APYX”. The market price of our stock has been, and may continue to be, highly volatile and announcements by us or by third parties may have a significant impact on our stock price. These announcements may include:

●	our listing status on the Nasdaq Global Select Market;

●	our operating results falling below the expectations of public market analysts and investors;

●	developments in our relationships with or developments affecting our major customers;

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●	negative regulatory action or regulatory non-approval with respect to our new products;

●	government regulation, governmental investigations, or audits related to us or to our products;

●	developments related to our patents or other proprietary rights or those of our competitors; and

●	changes in the position of securities analysts with respect to our stock.

The stock market has from time-to-time experienced extreme price and volume fluctuations, which have particularly affected the market prices for the medical technology sector companies, and which have often been unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock. In addition, future sales by our security holders may lower the price of our common stock, which could result in losses to our stockholders.

We have no present intention to pay dividends on our common stock and, even if we change that policy, we may be unable to pay dividends.

We currently do not anticipate paying any dividends on our common stock in the foreseeable future, and we are subject to restrictions on our ability to pay dividends pursuant to our credit agreement executed in November 2023. We currently intend to retain future earnings, if any, to finance operations and invest in our business. Any declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that our board of directors deems relevant.

If we change our policy and commence paying dividends, we will not be obligated to continue paying those dividends, and our stockholders will not be guaranteed, or have contractual or other rights, to receive dividends. If we commence paying dividends in the future, our board of directors may decide, at its discretion, at any time, to decrease the frequency of dividends, otherwise modify or repeal the dividend policy or discontinue entirely the payment of dividends. Under Delaware law, our board of directors may not authorize the payment of a dividend unless it is paid out of our statutory surplus.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock; however, we agreed as part of this offering not to issue any common stock or common stock equivalents, or file any registration statement or amendments or supplements thereto, for a period of five trading days from the closing of this offering, subject to customary exceptions. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

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USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $9,000,000, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from the sale of securities offered by this prospectus supplement for working capital and other general corporate purposes, including expanding our sales and marketing, capital expenditures, acquisitions of complementary businesses, products, or technologies and repaying indebtedness we may incur from time to time. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

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DILUTION

If you invest in our securities, you will experience immediate and substantial dilution to the extent of the difference between the amount per share paid in this offering and the net tangible book value per share of our common stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The historical net tangible book value of our common stock as of September 30, 2025 was approximately $5,900,000, or $0.16 per share, based on shares of our common stock outstanding at September 30, 2025.

After giving effect to the issuance and sale in this offering of 2,762,461 shares of common stock at the public offering price of $3.62 per share, after deducting estimated offering expenses payable by us, our as adjusted net tangible book value on September 30, 2025, would have been approximately $14.9 million or $0.37 per share. This represents an immediate increase in the net tangible book value of $0.21 per share attributable to this offering and an immediate dilution of $3.25 per share to the new investors in this offering.

The following table illustrates the immediate dilution to the new investors:

Offering price per share		$3.62
Historical net tangible book value per share on September 30, 2025	$0.16
Increase in net tangible book value per share attributable to this offering	$0.21
As adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering		$0.37
Dilution in net tangible book value per share to the new investors in this offering		$3.25

The foregoing discussion and table do not take into account further dilution to the new investors that could occur upon the exercise of outstanding options or warrants. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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The above discussion and table are based on 37,819,478 shares of our common stock outstanding as of September 30, 2025 and excludes the following securities outstanding as of that date:

●	34,000 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $3.22 per share, under our 2012 Share Incentive Plan;

●	1,332,833 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $4.27 per share, under our 2015 Executive and Employee Stock Option Plan;

●	2,610,845 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $5.03 per share, under our 2017 Executive and Employee Stock Option Plan;

●	63,958 shares of common stock unissued and reserved under our 2017 Executive and Employee Stock Option Plan;

●	1,809,358 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $7.39 per share, under our 2019 Share Incentive Plan;

●	191,813 shares of common stock unissued and reserved under our 2019 Share Incentive Plan;

●	1,248,668 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $2.54 per share, under our 2021 Share Incentive Plan;

●	282,794 shares of common stock unissued and reserved under our 2021 Share Incentive Plan;

●	1,191,241 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $1.91 per share, under our 2023 Share Incentive Plan;

●	408,759 shares of common stock unissued and reserved under our 2023 Share Incentive Plan;

●	100,000 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $1.85;

●	1,500,000 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $2.59 per share; and

●	2,934,690 shares of common stock issuable upon exercise of Pre-Funded Warrants, with an exercise price of $0.001 per share.

In addition, the table above assumes that the underwriter did not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book value will increase to approximately $0.40 per share, representing an immediate increase in as adjusted net tangible book value of $0.24 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $3.22 per share to investors purchasing shares of common stock in this offering.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering shares of common stock. The following description of our shares of common stock summarizes the material terms and provisions thereof, including the material terms of the shares of common stock we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

For a description of the rights associated with the common stock, see “Description of Capital Stock” in the accompanying prospectus. Our common stock is listed on the Nasdaq Global Select Market under the symbol “APYX.” Our transfer agent is Broadridge Corporate Issuer Solutions, Inc.

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UNDERWRITING

Lucid Capital Markets, LLC is acting as the sole underwriter for this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be incorporated into the registration statement to which this prospectus supplement and the accompanying prospectus constitute a part, with respect to the shares being offered, the underwriter has agreed to purchase from us the respective number of shares of our common stock shown opposite its name below:

Underwriter	Number of Shares
Lucid Capital Markets, LLC	2,762,431
Total	2,762,431

Delivery of the shares is expected on or about November 19, 2025, against payment in immediately available funds and subject to customary closing conditions.

Option to Purchase Additional Shares.

We have granted to the underwriter an option to purchase up to 414,365 additional shares of our common stock, at the public offering price, less the underwriting discounts and commissions. This option is exercisable for a period of 45 days from the date of closing of this offering. The underwriter may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of common stock offered hereby.

Discounts, Commissions and Expenses

The following table shows the initial public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional securities.

		Total
	Per Share	Without Over-Allotment Option	With Over Allotment Option
Public offering price	$3.62	$10,000,000	$11,500,001
Underwriting discounts and commissions(1)	$0.22	$600,000	$690,000
Proceeds to us, before expenses	$3.40	$9,400,000	$10,810,001

(1)	Includes an underwriting discount of 6.0%

In connection with the sale of the securities to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions, discounts, and fees. We have also agreed to reimburse the underwriter for legal and other out-of-pocket expenses incurred in connection with the offering, up to a maximum of $100,000, payable at the closing of this offering. We estimate that our total expenses of this offering, excluding the estimated underwriting discounts and commissions and out-of-pocket expenses, will be approximately $$9,000,000.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We and each of our officers and directors have agreed to be subject to a lock-up period of ninety (90) days following the closing of the Offering (the “Lock Up Period”). This means that, during the applicable lock-up period, subject to certain exceptions, we may not issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. We have also agreed to not issue any shares of Common Stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the underwriting agreement), subject to certain exceptions during the Lock Up Period. The underwriter may, in its sole discretion and without notice, waive the terms of this prohibition.

Other Relationships

In the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

S-13

LEGAL MATTERS

The validity of the securities being offered under this prospectus supplement will be passed upon for us by Ruskin Moscou Faltischek, P.C., Uniondale, New York. Lucid Capital Markets, LLC is being represented in connection with this offering by Ellenoff Grossman and Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Apyx Medical Corporation as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 incorporated in this prospectus supplement by reference from the Apyx Medical Corporation Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.apyxmedical.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.

We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 8, 2025, August 7, 2025 and, November 6, 2025 respectively;

●	our Current Reports on Form 8-K, filed with the SEC on January 6, 2025, February 6, 2025, April 29, 2025, May 13, 2025, and August 13, 2025 (except in each case for information contained therein which is furnished rather than filed); and

●	the description of the our common stock contained in the Registration Statement on Form 8-A/A, filed with the SEC on December 31, 2018, including all amendments and reports filed for the purpose of updating such description.

The SEC file number for each of the documents listed above is 001-31885.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus supplement until the termination of this offering shall be deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement from the date of filing of those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to: Apyx Medical Corporation, 5115 Ulmerton Road, Clearwater, Florida 33760, Attention: Chief Financial Officer. You may also telephone us at (727) 803-8615.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

S-15

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell from time to time in one or more offerings up to $100,000,000 in the aggregate of:

●	shares of our common stock;

●	shares of our preferred stock, in one or more series;

●	our debt securities, in one or more series, which may be either senior or subordinated debt securities;

●	warrants to purchase shares of our common stock or preferred stock;

●	units consisting of shares of common stock, debt securities and/or warrants to purchase shares of common stock and/or debt securities in any combination; or

●	any combination of the foregoing.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Stock Market LLC under the symbol “APYX.” The last reported sale price of our common stock on November 21, 2022 was $1.42 per share. As of November 21, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $29.9 million. For purposes of this disclosure, shares of common stock held by persons who are known by us to beneficially own more than 5% of the outstanding shares of common stock and shares held by officers and directors of the Registrant have been excluded in that such persons may be deemed to be affiliates.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 14 OF THIS

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PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS DECEMBER 2, 2022

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You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information.”

You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process.

Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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PROSPECTUS SUMMARY

The following highlights information about the Registrant and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Our Company

Overview

Apyx Medical Corporation (“Company”, “Apyx Medical”, “we”, “us”, or “our”) was incorporated in 1982, under the laws of the State of Delaware and has its principal executive office at 5115 Ulmerton Road, Clearwater, FL 33760.

We are an advanced energy technology company with a passion for elevating people’s lives through innovative products in the cosmetic and surgical markets. Known for our innovative Helium Plasma Technology, Apyx is solely focused on bringing transformative solutions to physicians and their patients. Our Helium Plasma Technology is marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Our primary focus is on the cosmetic surgery market where Renuvion® offers plastic surgeons, fascial plastic surgeons and cosmetic physicians a unique ability to provide controlled heat to the tissue to achieve their desired results. We also leverage our deep expertise and decades of experience in unique waveforms through original equipment manufacturing (“OEM”) agreements with other medical device manufacturers.

Our objective is to achieve profitable, sustainable growth by increasing our market share in the Advanced Energy category, including the commercialization of products that have the potential to be transformational with respect to the results they produce for surgeons and their patients. In order to achieve this objective, we plan to leverage our long history in the industry, along with a reputation for quality, reliability, and a science-based approach that our brand enjoys within the medical community.

Significant Subsidiaries

Apyx Bulgaria, EOOD is a wholly owned limited liability company incorporated under Bulgarian law, located in Sofia, Bulgaria. It is engaged in the business of development and manufacturing of our advanced energy generators, as well as the manufacturing of our disposable handpieces and OEM generators and accessories. The facility also distributes products directly to customers in certain international markets and provides warranty and repair services.

Industry

The cosmetic surgery market is a special segment of the medical field which is involved in the restoration, reconstruction, or alteration of the human body so as to enhance the body’s appearance. The market for cosmetic surgery includes surgical, minimally invasive, and nonsurgical cosmetic procedures. This market is expected to have steady growth year-over-year and this growth is driven by social and cultural factors such as the influence of social media, peer pressure for appearance and beauty, and increasing disposable income.

We believe that we have sustainable, competitive advantages in the cosmetic surgery market for several reasons: our long history of developing unique energy devices to meet the needs of physicians, our unique Helium Plasma Technology, our outstanding product quality supported by strong engineering and research and development capabilities, and the clinical support that our expanding global medial affairs team provides to our customers. We feel that our products and our strategy as a customer-centric aesthetic medical device manufacturer have, and will continue to improve, the lives of doctors and their patients.

Intellectual Property

We rely on our intellectual property that we have developed or acquired over the years including patents, trade secrets, technical innovations and various licensing agreements to provide our future growth and build our competitive position. We have been issued 40 patents in the United States and 28 foreign patents. We have 22 pending patent applications in the United States and 58 pending foreign applications. We have 9 U.S. registered trademarks, 5 international registered trademarks, and 4 pending international trademark applications. As we continue to expand our intellectual property portfolio, we believe it is critical for us to continue to invest in filing patent applications to protect our technology, inventions and improvements. However, we can give no assurance that competitors will not infringe on our patent rights or otherwise create similar or non-infringing competing products that are technically patentable in their own right.

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Manufacturing and Suppliers

We are committed to producing the most technically advanced and highest quality products of their kind available on the market. We manufacture the majority of our products on our premises in Clearwater, Florida and at our facility located in Sofia, Bulgaria, both of which are certified under the ISO international quality standards and are subject to continuing regulation and routine inspections by the U.S. Food and Drug Administration (“FDA”) to ensure compliance with regulations relating to our quality system, medical device complaint reporting, and adherence to FDA restrictions on promotion and advertising. In addition, we are subject to regulations under the Occupational Safety and Health Act, the Environmental Protection Act and other federal, state and local regulations, as well as international laws and regulations.

Apyx Bulgaria, EOOD operates an approximately 25,000 square foot, ISO13485 certified and FDA registered manufacturing facility located in the capital city of Sofia, which houses manufacturing, development and assembly operations.

We work closely with our suppliers to ensure that our raw material inventory (i.e., semiconductors and plastics) needs are met, while maintaining high quality and reliability. To date, we have experienced some delays in locating and obtaining the materials necessary to fulfill our production requirements, but such delays have not caused a meaningful backlog of sales orders. However, it is possible that a prolonged COVID-19 disruption to the global supply chain could cause a backlog of sales orders in the future. We continue to work to find other sources of supply, where feasible, and have expedited the shipments of certain raw material items to adequately maintain our production and safety stock levels, resulting in higher shipping costs. We have also experienced some impact on the purchase prices of our raw materials due to inflation, global inventory shortages. and increased demand across the manufacturing sector.

We maintain collaborative arrangements with three foreign suppliers, including our contract component manufacturer located in Ningbo, China, under which we request the development of certain products which we purchase pursuant to purchase orders. Our purchase order commitments are never more than one year in duration and are supported by our sales forecasts. To our knowledge, none of the products that we source are through entities manufacturing in the Xinjiang province.

During late 2019, we entered into a joint venture with our Chinese supplier to establish a foundation for the manufacturing and sale of our Advanced Energy products into the Chinese market. As of the date of this report, the joint venture has not commenced its principal operations.

Backlog

The value of unshipped factory orders is not material.

Sustainability

We have created a strong environmental, social and governance (“ESG”) structure by introducing a new cross-functional ESG team which has been working with senior management, our board and other stakeholders to develop an ESG framework that is aligned with our corporate mission, vision and values. In the third quarter of 2022, we published our first ESG-focused disclosure under the sector-specific ESG standards published by the Sustainability Accounting Standards Board (“SASB”).

Human Capital Management

At November 21, 2022, we had 282 full-time employees world-wide, of whom 4 were executive officers, 43 were supervisory personnel, 38 were sales personnel and 197 were technical support, administrative and production employees. None of our current employees are covered by a collective bargaining agreement and we have never experienced a work stoppage. During 2021, our voluntary employee turnover rate was approximately 15%.

Diversity, Equity and Inclusion

We have worked to create a culture that fosters employee engagement, where diverse talent is productive and passionate about the work they do. We continuously focus our efforts on cultivating and enhancing our working culture that embraces equality, diversity and inclusion. Currently, over half of our global workforce is represented by women, including half of our executive management team. In addition, in the U.S., approximately 40% of our employees are from minority ethnic\racial groups.

Recruitment, Training and Development

The implementation of our growth strategy largely depends on our ability to hire, train, and retain our workforce. Our recruitment practices include cross-functional departmental interviewing, allowing for the best fit not just for a specific department, but the Company as a whole. We also ensure all of our employees are fully trained and competent for the role for which they were hired. In addition, we train our sales professionals to thoroughly understand our Helium Plasma Technology and the marketplace in which we compete, including how our technologies can increase our customer’s revenue and the results they are able to achieve for their patients.

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Compensation and Benefits

Our compensation programs are designed to align the compensation of our employees with our performance, and to provide the proper incentives to attract, retain and motivate them to achieve superior results. The structure of our compensation programs balances incentive earnings for both short-term and long-term performance, specifically:

●	We offer wages that are competitive and consistent with employee positions, skill levels, experience, knowledge and geographic location;
●	Our compensation practices are fair and equitable across all levels of the organization, from our Executive Officers to our hourly employees;
●	We work with both local and nationally recognized outside compensation and benefits consulting firms to independently evaluate the effectiveness of our executive and non-executive compensation and benefit programs and to provide benchmarking against our peers within our industry;
●	We may provide our non-hourly U.S-based employees long term incentives in the form of stock options to help foster a culture of ownership, and empower individuals to drive continuous improvements to increase stockholder value;
●	Annual increases and incentive compensation are based on merit, which is communicated to employees at the time of hiring and documented through our talent management process as part of our annual review procedures and upon internal transfer and/or promotion;
●	All employees are eligible for health insurance, paid and unpaid leaves, a retirement plan, and life and disability/accident coverage. We also offer a variety of voluntary benefits that allow employees to select the options that meet their needs.

Culture

We are a solution focused company in the cosmetic surgery market and the broader medical technology sector, and endeavor to provide unique and creative solutions for the ever-changing needs of our physician customers and their patients. Our mission and vision are to be the world’s leading innovator in unique energy solutions that continually reshape what’s possible in cosmetic and medical procedures through innovative solutions.

Our shared values of transforming physicians’ and their patients’ lives, acting with integrity, and driving innovation, form the core of our company’s culture. We articulate the qualities associated with these behaviors through our three Core Values:

●	Trailblazers: We are passionate about the work we do. We energetically pursue our goals, aim higher, and reach further. When we encounter setbacks, we see opportunities for innovation and improvement. When we clear a business hurdle, we celebrate, and then raise the bar.
●	Challengers: We speak up and are not afraid to question, to reimagine, to think differently. We innovate to break the status quo, and create new possibilities, for our customers and for our company.
●	Team Players: We respect everyone’s contribution, and are absolutely committed to elevating our fellow team members, and our customers and their patients.

Employee Health and Safety

The health and safety of our employees is our highest priority, and this is consistent with our operating philosophy. We provide a safe and healthy workplace for employees consistent with the requirements of the Occupational Safety and Health Act. We aim to prevent any employee, visitor, customer, or person from being subjected to any health or safety risks. We provide annual training and expect our employees to diligently work towards the maintenance of safe and healthy working conditions, adhere to proper operating practices and procedures designed to prevent injury and illness, and conscientiously observe all safety regulations. Our commitment to the safety and well-being of our employees is shown through safety walkthroughs by our Safety Committee, as well as having an open-door policy, allowing employees to feel comfortable bringing up any safety concerns to management or Human Resources. Identified concerns and potential hazards are addressed immediately, which is evidenced by our low safety incident rate quarter over quarter. In 2021, we had only one lost time accident.

In addition, in our response to the COVID-19 pandemic around the globe, we supported our employees and their families by:

●	Adding work from home flexibility;
●	Adjusting attendance policies to encourage those who are sick to stay home;
●	Increasing cleaning protocols;
●	Establishing new physical distancing procedures for employees who need to be onsite;
●	Providing additional personal protective equipment and cleaning supplies;
●	Implementing protocols to address actual and suspected COVID-19 cases and potential exposure;
●	Limiting domestic and international non-essential travel for all employees; and
●	Requiring masks to be worn at all locations where allowed by local law.

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Our Two Business Segments

We currently have two reportable segments: Advanced Energy and OEM. The Corporate and Other category includes certain unallocated corporate and administrative costs which are not specifically attributed to either reportable segment. Net assets are shared, therefore, not allocated to the reportable segments.

For the year ended December 31, 2021, our OEM segment contributed 11.4% of our consolidated total revenue and our Advanced Energy segment contributed 88.6% of our consolidated total revenue.

Advanced Energy Segment

Our product portfolio consists of our Helium Plasma Technology that is marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Our primary focus is on the cosmetic surgery market where Renuvion® offers plastic surgeons, fascial plastic surgeons and cosmetic physicians a unique ability to provide controlled heat to the tissue to achieve their desired results. This technology has U.S. FDA clearance, CE mark, and clearance for sale in multiple other countries and is generally indicated for the cutting, coagulation and ablation of soft tissue. The system consists of an electrosurgical generator unit (“ESU”), a handpiece and a supply of helium gas. The proprietary radiofrequency (“RF”) energy is delivered to the handpiece by the ESU and used to energize an electrode. When helium gas passes over the energized electrode, helium plasma is generated which allows for conduction of the RF energy from the electrode to the patient in the form of a precise helium plasma beam. The energy delivered to the patient via the helium plasma beam is unique in that it allows for the application of heat to tissue in a way that is not possible with traditional monopolar or bipolar technologies. This technology has been the subject of forty-two peer-reviewed journal articles, book chapters, abstracts, and posters. It also continues to be the subject of numerous presentations at traditional and cosmetic surgery conferences around the world.

This technology initially received FDA clearance in 2012 and a CE mark in December 2014, which enables us to sell the product in the European Union. In 2014, we created and trained a direct sales force dedicated to sell this technology. In 2015, we continued the commercialization process for our Helium Plasma Technology with a multi-faceted strategy designed to accelerate adoption of the product. This strategy primarily involved deployment of a dedicated sales force, developing product line extensions and expanding the specialties in which this technology can become the “standard of care” for certain procedures.

We continue our full-scale, global, commercialization efforts for Renuvion® in the cosmetic and plastic surgery markets. As of September 30, 2022, we had a direct sales force of 35 field-based selling professionals and utilized 3 independent sales agencies. We also had 4 sales managers. This selling organization is focused on the use of Renuvion® in the cosmetic surgery market, supported by our global medical affairs team. This global team of clinical support specialists focuses on supporting our users to ensure optimal outcomes for their patients. In addition, we have invested in training programs and marketing-related activities to support accelerated adoption of Renuvion® into physicians’ practices.

From 2015 through the present, we launched numerous new extensions to our Helium Plasma product lines in an effort to target new surgical procedures, users, and markets. Most notably, throughout 2021, we continued our launch of our Renuvion® Apyx Plasma RF handpieces (“APR”) around the world. These handpieces were designed with improved ergonomics and usability for our Renuvion® customers. As a result of our sales, marketing and product development initiatives, we have significantly increased the number of physicians using our Helium Plasma Technology by expanding usage to include the cosmetic surgery market in the U.S., and the cosmetic surgery market as well as the surgical oncology market outside the U.S.

As part of our plan to accelerate and fully fund the development of our advanced energy business, with a focus in the cosmetic surgery market, we sold our Core business in 2018 for gross proceeds of $97 million. These proceeds were used to launch broad marketing and sales initiatives which resulted in rapid sales growth through December 31, 2021 and into the first quarter of 2022. This planned growth in the business was accompanied by scaled operations, including procurement of components, expanded manufacturing capacity to turn those materials into saleable inventory, additional discretionary expenditures, including increased global participation at trade shows, additional employee trainings, user meetings, increased travel and entertainment expenses, more expansive research and development projects, and additional headcount to support those activities. Additionally, we had and still have, some significant non-recurring discretionary expenditures associated with completing our multi-year marketing initiatives related to our dermal resurfacing and skin laxity clearances.

We continue to make substantial investments in the development and marketing of our Renuvion® technology for the long-term benefit of the Company and its stakeholders, and this may adversely affect our short-term operating performance and cash flows, particularly over the next 12 to 18 months. While we believe that these investments have the potential to generate additional revenues and profits in the future, there can be no assurance that our Helium Plasma Technology will continue to be successful or that such future revenues and profitability will be realized.

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In order to assist us in leveraging our Helium Plasma Technology’s precision and effectiveness in multiple surgical specialties, we continue to utilize our Medical Advisory Board which currently consists of 5 members representing the plastic surgery, fascial plastic surgery, and cosmetic procedure specialties.

Our commercial strategy in the U.S. and outside the U.S. is primarily focused on advancing the usage of Renuvion® in the cosmetic surgery market. In some of our international markets, we continue to provide support to our customers who have adopted our J-Plasma® technology for the hospital surgical market. We continue to develop a clinical and regulatory strategy, and corresponding marketing campaigns, to support our market focus. We also continue to expand the reach of our global medical affairs team in order to provide clinical support to our customers in all markets.

On February 18, 2022, we received a request from the FDA for information concerning certain medical device reports which we had filed with the agency. We fully cooperated with the agency and provided the FDA with the requested information. On March 14, 2022, the FDA posted a Medical Device Safety Communication (“Safety Communication”) that warns consumers and health care providers against the use of our Advanced Energy products outside of their FDA-cleared indications for general use in cutting, coagulation, and ablation of soft tissue during open and laparoscopic surgical procedures. Following the Safety Communication, we experienced slowed demand for the adoption of our Helium Plasma Technology.

On May 26, 2022, we announced that we received 510(k) clearance from the FDA for the use of the Renuvion Dermal Handpiece for specific dermal resurfacing procedures. On July 18, 2022, we announced that we received 510(k) clearance from the FDA for the use of the Renuvion® APR Handpiece for certain skin contraction procedures. While we expected that receiving these clearances would materially mitigate the financial effects of the Safety Communication in future periods, we continue to experience reduced demand for the adoption and utilization of our technology and we believe that this may have an adverse effect in future periods.

On June 2, 2022, and July 21, 2022, the FDA updated the Safety Communication to recognize the new 510(k) clearances for the Renuvion® Dermal handpiece, and the expanded indications for the Renuvion® APR handpieces. The 510(k) clearance for the Renuvion® Dermal handpiece allows surgeons to perform dermal resurfacing procedures for the treatment of moderate to severe wrinkles and rhytides, limited to patients with Fitzpatrick Skin Types I, II or III. The 510(k) clearance for the Renuvion® APR handpieces now addresses improving the appearance of lax (loose) skin in the neck and submental region.

Customers

In the U.S., we primarily sell our Renuvion® products through our direct sales force to physicians, cosmetic surgery offices and surgical centers. Outside of the U.S., all of our products are sold primarily through our distributor network.

Products

Our Advanced Energy Products consist of our Helium Plasma Technology lines (Renuvion® and J-Plasma®). These product lines consist of a multifunction generator, a handpiece and a supply of helium gas. RF energy is delivered to the handpiece by the generator and used to energize an electrode. When helium gas passes over the energized electrode, helium plasma is generated which allows for conduction of the RF energy from the electrode to the patient in the form of a precise helium plasma beam. The energy delivered to the patient via the helium plasma beam is unique in that it allows for the application of heat to tissue in a way that is not possible with traditional monopolar or bipolar technologies.

Helium Plasma Generator

Throughout 2021, we continued our launch of the newest generation of our Renuvion® generator, the Renuvion® System 3, to markets outside the U.S. This high frequency electrosurgical generator can be used for delivery of RF energy and/or helium plasma to cut, coagulate and ablate soft tissue during open and laparoscopic surgical procedures. This new generator was built for use with our Renuvion® APR handpieces, and features enhanced capabilities such as a joule counter, capable of displaying energy delivered to the patient, and new Auto-Bipolar functionality, which expands the surgical capabilities of the system. These new product releases continue to expand the procedure base for our Helium Plasma Technology by providing surgeons with the tools they need to access additional anatomic locations and perform specific procedures.

Disposable Portfolio

We offer a variety of different hand pieces for open and laparoscopic procedures. The helium-based plasma generated from these devices has been shown to provide increased precision and control and cause less thermal damage to tissue than CO2 laser, argon plasma and RF energy products currently available on the market. The technology has a general indication and can be used for cutting, coagulating and ablating soft tissue. The advantages of helium plasma continue to be studied throughout the medical and scientific communities. We believe that cosmetic surgery applications are the primary area of opportunity for this technology. In 2020, we completed the launch of our new generation APR handpieces in the U.S. market. During 2021, we began to launch these new handpieces in our international markets, designed specifically for minimally invasive use, with improved ergonomics and safety features.

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Competition

Currently, we are the only company with helium-based plasma and retractable blade products. However, there are RF based competitors, argon plasma competitors, and CO2 laser competitors for our target market. We believe our competitive position has not changed.

Litigation

The medical device industry is characterized by frequent claims and litigation, and the Company may become subject to various claims, lawsuits and proceedings in the ordinary course of our business. Such claims may include claims by current or former employees, distributors and competitors, claims concerning the marketing and promotion of our products and product liability claims.

In addition to a securities class action that was previously disclosed with the SEC, the Company is involved in a number of legal actions relating to the use of our Helium Plasma technology stemming from claims of alleged negligence in marketing, promotion of off-label uses of the Company’s products, product liability claims and/or complaints of alleged medical negligence by physicians employing the Company’s devices. The outcomes of these legal actions are not within the Company’s control and may not be known for prolonged periods of time. It believes that such claims are adequately covered by insurance; however, in the case of one of the Company’s carriers, the Company is in a dispute regarding the total level of coverage available. Notwithstanding the foregoing, in the opinion of management, the Company has meritorious defenses, and such claims are not expected, individually or in the aggregate, to result in a material, adverse effect on its financial condition, results of operations and cash flows. However, in the event that damages exceed the aggregate coverage limits of the Company’s policies or if its insurance carriers disclaim coverage, management believes it is possible that costs associated with these claims could have a material adverse impact on our consolidated financial condition, results of operations and cash flows.

FDA and Other Government Regulations

Our products are medical devices that are subject to extensive regulation by the U.S. FDA, as well as by other regulatory bodies in the United States and abroad. The FDA classifies medical devices into one of three classes based on the risks associated with the medical device and the controls deemed necessary to reasonably ensure the device’s safety and effectiveness. Those three classes are:

●	Class I, the lowest risk products, which require compliance with medical device general controls, including labeling, establishment registration, device product listing, adverse event reporting and, for some products, adherence to good manufacturing practices through the FDA’s quality system regulations;
●	Class II, comprising moderate-risk devices, which also require compliance with general controls and in some cases, so called special controls that may include performance standards, particular labeling requirements, or post-market surveillance obligations; typically a Class II device also requires pre-market review and clearance by FDA of a pre-market notification (also referred to as a “510(k) application”) as well as adherence to the quality system regulations/good manufacturing practices for devices; and
●	Class III, high-risk devices that are often implantable or life-sustaining, which also require compliance with the medical device general controls and quality system regulations, but which generally must be approved by FDA before entering the market, through a more-lengthy pre-market approval (PMA) application. Approved PMAs can include post-approval conditions and post-market surveillance requirements, analogous to some of the special controls that may be imposed on Class II devices.

Before being introduced into the U.S. market, our products must obtain marketing clearance or approval from FDA through the 510(k)-pre-market notification, or premarket approval processes. To date, our products have been classified as Class II, moderate-risk medical devices that are substantially equivalent to a legally marketed device and, thus, have been subject to the 510(k) review and clearance process.

510(k) Pre-Market Notification Process

Class II devices typically require pre-market review and clearance by the FDA, which is accomplished through the submission of a 510(k)-pre-market notification before the device may be marketed. To obtain 510(k) clearance, we must demonstrate that a new device is substantially equivalent to another device with 510(k) clearance or grandfathered status, or to a device that was reclassified from Class III to Class II or Class I - this device to which the new device is compared is called the “predicate device.” In some cases, we may be required to perform clinical trials to support a claim of substantial equivalence. If clinical trials are required, we may be required to submit an application for an investigational device exemption, or IDE, which must be cleared by the FDA prior to the start of a clinical investigation, unless the device and clinical investigation are considered non-significant risk by the FDA or are exempt from the IDE requirements.

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Whether or not an IDE is required for a clinical study involving a medical device, an appropriate Institutional Review Board (IRB) must review and approve the study protocol before it is initiated. It generally takes three months from the date of the pre-market notification submission to obtain a final 510(k) clearance decision from the FDA, but it can be significantly longer. After a medical device receives a 510(k)-clearance letter, which authorizes commercial marketing of the new device for one or more specific indications for use, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires the submission of a new 510(k) notification or could require de novo classification or a PMA. The FDA allows each company to make this determination, but the FDA can review the decision as part of routine compliance audits of the company. If the FDA disagrees with a company’s decision not to seek prior FDA authorization, the FDA may require the company to seek additional 510(k) clearance or pre-market approval. The FDA also can require the company to cease marketing and/or recall the medical device in question until its regulatory status is resolved.

Post-Marketing Compliance Obligations

Regardless of which pre-market pathway a medical device uses to reach the U.S. market, after a device is placed on the market, numerous regulatory requirements continue to apply. These include:

●	the FDA’s Quality System Regulation (“QSR”), which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other good manufacturing practice and quality assurance procedures during all aspects of the manufacturing process (unless a device category is exempt from this requirement by the FDA, such as in the case of many Class I devices);
●	labeling regulations and FDA prohibitions against the promotion of products for uncleared or unapproved uses (known as off-label uses), as well as requirements to provide adequate information on both risks and benefits;
●	medical device reporting regulations, which require that manufacturers report to FDA any event that the company learns of in which a device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;
●	correction and removal reporting regulations, which require that manufacturers report to the FDA field corrections and device recalls or removals if undertaken to reduce a risk to health by the device or to remedy a violation of the U.S. Food Drug and Cosmetic Act caused by the device that may present a risk to health;
●	post-market surveillance regulations, which apply to Class II or III devices if the FDA has issued a post-market surveillance order and the failure of the device would be reasonably likely to have serious adverse health consequences, the device is expected to have significant use in the pediatric population, the device is intended to be implanted in the human body for more than one year, or the device is intended to be used to support or sustain life and to be used outside a user facility;
●	regular and for-cause inspections by FDA to review a manufacturer’s facility and its compliance with applicable FDA requirements; and
●	the FDA’s recall authority, whereby it can ask, or order, device manufacturers to recall from the market a product that is in violation of applicable laws and regulations.

Because our customers are health care providers, our business may also be subject to state, federal, and foreign laws and regulations prohibiting health care fraud, waste, and abuse and requiring pricing and financial relationship transparency.

On February 18, 2022, we received a request from the FDA for information concerning certain medical device reports which we had filed with the agency. We fully cooperated with the agency and provided the FDA with the requested information. On March 14, 2022, the FDA posted a Safety Communication that warns consumers and health care providers against the use of our Advanced Energy products outside of their FDA-cleared indications for general use in cutting, coagulation, and ablation of soft tissue during open and laparoscopic surgical procedures. We continue to work with the FDA towards securing 510(k) clearance for additional indications. We are in the process of evaluating what effects, if any, the Safety Communication will have on our results of operations, cash flows and financial position.

On June 2, 2022, and July 21, 2022, FDA updated the Medical Device Safety Communication to recognize the new 510(k) clearances for the Renuvion® Dermal handpiece, and the expanded indications for the Renuvion® APR handpieces. The 510(k) clearance for the Renuvion® Dermal handpiece allows surgeons to perform dermal resurfacing procedures for the treatment of moderate to severe wrinkles and rhytides, limited to patients with Fitzpatrick Skin Types I, II or III. The 510(k) clearance for the Renuvion® APR handpieces now addresses improving the appearance of lax (loose) skin in the neck and submental region.

Medical Device Single Audit Program (“MDSAP”)

The International Medical Device Regulators Forum (the “IMDRF”) recognized that a global approach to auditing and monitoring the manufacturing of medical devices could improve their safety and oversight on an international scale. The IMDRF established a work group that developed specific documents to advance a MDSAP. The Medical Device Single Audit Program allowed MDSAP recognized Auditing Organizations to conduct a single regulatory audit of a medical device manufacturer to satisfy the relevant requirements of the regulatory authorities participating in the program. Based on its evaluation of the MDSAP Final Pilot Report, the MDSAP Regulatory Authority Council (the international MDSAP governing body) determined that the MDSAP Pilot had satisfactorily demonstrated the viability of the Medical Device Single Audit Program. In October 2021, we underwent a successful annual MDSAP audit our registrar GMED SAS. There were no observations related to safety or efficacy of our products noted during this MDSAP audit. The FDA accepts MDSAP audit reports as a substitute for routine Agency inspections.

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OEM Segment

We leverage our expertise in the design, development and manufacturing of electrosurgical equipment by producing generators and related accessories for large, well-known medical device manufacturers through OEM agreements, as well as start-up companies with the need for our energy-based designs. In connection with the Asset Purchase Agreement with Symmetry Surgical in 2018, we entered into a Manufacturing and Supply Agreement for a ten-year term, whereby we will manufacture certain products and sell to them at agreed upon prices. Revenue, costs and expenses resulting from this agreement are reported in our Consolidated Statements of Operations as a component of income or loss from operations of our OEM reporting segment.

The Securities We May Offer

We may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exercise, exchange or sinking fund terms, if any;

●	preferences over other classes of our securities, if any;

●	restrictive covenants, if any;

●	voting or other rights, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

Common Stock. We may issue shares of our common stock from time to time. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then outstanding shares of preferred stock, holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. Subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock, holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

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Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. The rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series would be set forth in a Certificate of Designations which would be filed with the Delaware Secretary of State. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants.

Units. We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units.

We may evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “predicts,” “believes,” “seeks,” “estimates,” and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements, including but not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the U.S. Food and Drug Administration and other governmental and regulatory bodies, both domestically and internationally; the impact of the recent FDA Safety Communication on our business and operations; factors relating to the effects of the COVID-19 pandemic; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations. You should review the risks and uncertainties referred to in this prospectus under the heading “Risk Factors.” You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events. In addition, our past results are not necessarily indicative of future results, thus, we cannot guarantee future results, levels of activity, performance or achievements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	changes in general economic, business or demographic conditions or trends in the U.S. or throughout the world or changes in the political environment, including changes in GDP, trade wars, interest rates and inflation;
●	our ability to conclude a sufficient number of attractive growth projects, deploy growth capital in amounts consistent with our objectives in the prosecution of those and achieve targeted risk-adjusted returns on any growth project, including the continued commercialization of our Helium Plasma Technology;
●	the regulatory environment, including our ability to gain requisite approval from the FDA and other governmental and regulatory bodies, both domestically and internationally, including the effects of the recent FDA Medical Device Safety Communication regarding an emerging safety signal of our products;
●	our ability to estimate compliance costs, comply with any changes thereto, rates implemented by regulators, and our relationships and rights under, and contracts with, governmental agencies and authorities;
●	disruptions or other extraordinary or force majeure events and the ability to insure against losses resulting from such events or disruptions, including disruptions caused by COVID-19 or other global pandemics;
●	sudden or extreme volatility in commodity prices and availability, including supply chain disruptions;
●	changes in competitive dynamics affecting our business and the medical device industry as a whole;
●	technological innovations leading to increased competition in the medical device industry;
●	changes in healthcare policy;
●	our ability to make alternate arrangements to account for any disruptions or shutdowns that may affect suppliers’ facilities or the operations upon which our business is dependent;
●	continued aggressive EPA state regulation of Ethylene oxide sterilization commercial plants resulting in additional plant closures, leading to a reduced availability of our handpieces, which are commercially sterilized;
●	our ability to implement operating and internal growth strategies;
●	environmental risks, including the impact of climate change and weather conditions;
●	the impact of weather events, including potentially hurricanes, tornadoes and/or seasonal extremes;
●	unplanned outages and/or failures of technical and mechanical systems;
●	cybersecurity breaches impacting critical systems or data;
●	work interruptions or other labor stoppages;

RISK FACTORS

Investing in our securities involves certain risks. You should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2021 and in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2022, which are incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks and uncertainties not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and other general corporate purposes, including expanding our sales and marketing, capital expenditures, facilities expansion, acquisitions of complementary business or products, technologies or businesses and repaying indebtedness we may incur from time to time. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

DESCRIPTION OF CAPITAL STOCK

The following is only a summary of the material terms of our common stock and preferred stock, together with the additional information we may include in any applicable prospectus supplements. Because it is only a summary, it does not contain all the information that may be important to you. Accordingly, you should carefully read the more detailed provisions of our certificate of incorporation, as amended, and our by-laws, each of which has been filed with the SEC, as well as applicable provisions of Delaware law.

Authorized Capitalization

Our authorized capital stock consists of 75,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of “blank check” Preferred Stock, par value $.001 per share. As of November 21, 2022, there were 34,597,822 shares of common stock issued and outstanding, held by approximately 600 stockholders of record. Since many stockholders choose to hold their shares under the name of their brokerage firm, we estimate that the actual number of stockholders was over 3,500.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders, and do not have cumulative voting rights, subject to the preferences that may be applicable to any then outstanding shares of preferred stock. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

Preferred Stock

Our certificate of incorporation, as amended, provides that our Board of Directors has the authority, without further action by the stockholders, to issue up to a specified number of shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders.

If we issue preferred stock, our Board of Directors would fix the rights, preferences, privileges and restrictions of the preferred stock of each series in a Certificate of Designations relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, the form of any Certificate of Designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

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●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	voting rights, if any, of the preferred stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The issuance of preferred stock, whether pursuant to this offering or otherwise, could adversely affect the voting power, conversion or other rights of holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Manhattan Transfer Registrar Company. Its telephone number is 877-645-8691.

Listing

Our common stock trades on the NASDAQ Stock Market LLC under the symbol “APYX.”

Delaware General Corporation Law Section 203

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”) which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or its affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder.” The restrictions do not apply if (i) prior to an interested stockholder becoming such, the board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder, (ii) upon consummation of the transaction in which any person becomes an interested stockholder, such interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commences (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of us) or (iii) on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the board of directors and authorized at an annual or special meeting of our stockholders, not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock not owned by the interested stockholder.

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Limitations of Liability and Disclosure of SEC Position On Indemnification for Securities Act Liabilities

As permitted under Delaware law, we have adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

●	Any breach of the director’s duty of loyalty to us or our stockholders;

●	Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	Any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends under DGCL Section 174; or

●	Any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, secured or unsecured, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We may issue the debt securities under an indenture that we would enter into with a trustee to be named in the indenture. If we enter into an indenture, the indenture would be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “trustee” to refer to the trustee under the indenture.

General

If we issue debt securities, we will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title or designation of the debt securities;

●	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	the date or dates on which the debt securities may be issued and on which we will pay the principal on the debt securities;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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●	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	the currency of denomination of the debt securities;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, where debt securities of any series may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon us in respect of the debt securities may be made;

●	the form of consideration in which principal of, premium or interest on the debt securities will be paid;

●	the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder of debt securities;

●	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	whether the debt securities are to be issued at any original issuance discount and the amount of discount with which such debt securities may be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities and, in such case, the depositary for such global security or securities and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual securities represented thereby;

●	provisions, if any, for the defeasance of the debt securities of a series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

●	the form of the debt securities;

●	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;
●	whether the debt securities will be subject to subordination and the terms of such subordination;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any restriction or condition on the transferability of the debt securities;

●	any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

●	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

●	any other terms of the debt securities, which may modify or delete any provision of the indenture.

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Conversion or Exchange Rights

If we issue debt securities, we will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for more than 30 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, premium, or sinking fund payment, if any, when due and payable and our failure continues for more than 30 days and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the indenture, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 60 days after we receive written notice from the trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series;

●	if specified events of bankruptcy, insolvency or reorganization occur as to us; and

●	any other event of default provided in or pursuant to the applicable agreement or indenture, if any, or prospectus supplement with respect to the debt securities of that series.

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, no event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

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Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that, subject to the terms of the indenture, the trustee need not take any action that it believes, upon the advice of counsel, might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The trustee and we may, without the consent of any holders, execute a supplemental indenture to change the applicable indenture with respect to specific matters, including, among other things:

●	to surrender any right or power conferred upon us;

●	to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on the debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

●	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

●	to evidence the succession of another corporation to us;

●	to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add or change provisions of the indenture to facilitate the administration of the trusts thereunder by more than one trustee;

●	to cure any ambiguity, mistake, manifest error, omission, defect or inconsistency in the indenture or to conform the text of any provision in the indenture or in any supplemental indenture to any description thereof in the applicable section of a prospectus, prospectus supplement or other offering document that was intended to be a verbatim recitation of a provision of the indenture or of any supplemental indenture;

●	to add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939;

●	to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders of such debt securities; and

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●	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date of any series of debt securities;

●	materially adversely affecting the economic terms of any right to convert or exchange any debt securities; and

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, other than a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities. In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. We may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

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We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities of a particular series at the office of the indenture trustee or, at our option, by wire or check payable to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee our sole paying agent for payments with respect to debt securities of a particular series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series. All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

Unless we otherwise indicate in the applicable prospectus supplement, each indenture and the debt securities will be governed and construed in accordance with the laws of the State of Delaware.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We may issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable warrant agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

General

We will describe in the applicable prospectus supplement the terms relating to warrants being offered including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants, if material;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

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Upon receipt of the required payment and any warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant or warrant certificate are exercised, then we will issue a new warrant or warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF UNITS

We may issue units comprised of one or more debt securities, shares of common stock, preferred stock and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The statements made in this section relating to the unit agreement are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units and the applicable unit agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable unit agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, debt security or warrant included in each unit, respectively.

We may issue units in such amounts and in such numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. We may sell the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices, or at negotiated prices. The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

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If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

We may engage in “at the market” offerings of our common stock in accordance with Rule 415 under the Securities Act, which are offerings into an existing trading market, at other than a fixed price, on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

Some or all of the securities that we offer through this prospectus, other than common stock, may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offerings and sale may make a market for those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

All securities we offer, other than common stock, will be new issues of securities for which there is no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making activities at any time without notice. We cannot guaranty the liquidity of the trading markets for any securities.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the securities.

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Any underwriters who are qualified market makers on the NASDAQ Stock Market LLC may engage in passive market making transactions in our common stock on the NASDAQ Stock Market LLC in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of securities offered hereby will be passed upon for us by Ruskin Moscou Faltischek, P.C., Uniondale, New York.

EXPERTS

The consolidated financial statements of Apyx Medical Corporation as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021 incorporated in this Prospectus by reference from the Apyx Medical Corporation Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website at http://www.Apyxmedical.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed and all securities are sold or until the sale of securities pursuant to this prospectus is terminated by us.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement as permitted under the rules and regulations of the SEC. You may view and inspect the registration statement and exhibits on the SEC’s website (see above “Where You Can Find More Information”).

●	Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 17, 2022.

●	Our Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2022 filed with the SEC on May 12, 2022.

●	Our Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2022 filed with the SEC on August 11, 2022.

●	Our Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2022 filed with the SEC on November 10, 2022.

●	Our Current Reports on Forms 8-K and 8-K/A filed with the SEC on March 14, 2022, March 21, 2022, April 4, 2022, May 26, 2022, June 13, 2022, July 18, 2022, and August 17, 2022.

●	Description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A/A filed with the SEC on December 31, 2018, including any amendment or report filed for the purpose of updating such description.

Upon request, Apyx will provide, free of charge, to each person to whom a prospectus is delivered, including a beneficial owner, a copy of any or all information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Any such request may be made orally or in writing to Apyx Medical Corporation, 5115 Ulmerton Road, Clearwater, Florida 33760, Attention: Tara Semb, Chief Financial Officer, Tel. No.: (727) 803-8615.

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2,762,431 Shares of Common Stock

APYX MEDICAL CORPORATION

PROSPECTUS SUPPLEMENT

Lucid Capital Markets

November 18, 2025